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                                                                     Exhibit 4.2

                              DECLARATION OF TRUST
                          OF COMMERCE CAPITAL TRUST II

         This Declaration of Trust is made as of March 4, 2002 (the "Declaration of Trust"), by and among Commerce Bancorp, Inc., a New Jersey corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware corporation, as Delaware trustee (the "Delaware Trustee"), The Bank of New York, a New York corporation, as property trustee (the "Property Trustee") and Vernon
W. Hill, II, C. Edward Jordan, Jr. and Douglas J. Pauls, each an individual, as administrative trustees (the "Administrative Trustees;" and, together with the Delaware Trustee and the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Commerce Capital Trust II" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A.

         3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party and in such form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the convertible trust preferred securities and common securities of the Trust. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duties or obligations hereunder or with respect to the trust estate, except for the filing of the Certificate of Trust with the Delaware Secretary of State and except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals, required by applicable law or otherwise.

         4. The Depositor, as the Depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda or circular in preliminary and final form relating to the offering and sale of convertible trust preferred securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the convertible trust preferred securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the convertible trust preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market;
(iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the convertible trust preferred securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements and other related agreements providing for or relating to the sale of the convertible trust preferred securities of the Trust.
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         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Administrative Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or "Blue Sky" laws.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. The Property Trustee and the Delaware Trustee may resign upon thirty days prior notice to the Depositor.

         7. The Delaware Trustee, in its capacity as trustee of the Trust, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

         8. The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

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         9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.



                      COMMERCE BANCORP, INC., as Depositor


                      By: /s/Douglas J. Pauls
                          ------------------------------------------------
                          Name: Douglas J. Pauls
                          Title: Senior Vice President and Chief
                                 Financial Officer


                      THE BANK OF NEW YORK (Delaware), as Delaware Trustee


                      By: /s/ Patrick Burns
                          ------------------------------------------------
                          Name: Patrick Burns
                          Title: SVP


                      THE BANK OF NEW YORK, as Property Trustee


                      By: /s/ Marie E. Trimboli
                          ------------------------------------------------
                          Name: Marie E. Trimboli
                          Title:  Assistant Vice President


                             /s/ Vernon W. Hill, II
                      ----------------------------------------------------
                      Vernon W. Hill, II, as Administrative Trustee


                             /s/ C. Edward Jordan, Jr.
                      ----------------------------------------------------
                      C. Edward Jordan, Jr., as Administrative Trustee


                             /s/ Douglas J. Pauls
                      ----------------------------------------------------
                      Douglas J. Pauls, as Administrative Trustee


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